Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

to

Tender Shares of Common Stock

of

Metromedia International Group, Inc.

Pursuant to the Offer to Purchase

Dated July 18, 2007

at

$1.80 Net Per Share in Cash

(CUSIP Number of Common Stock: 591695101)

by

CaucusCom Mergerco Corp.

a wholly owned subsidiary of

CaucusCom Ventures L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,

NEW YORK CITY TIME, ON AUGUST 14, 2007, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareholder Services PO Box 3448 South Hackensack, NJ 07606 Attn: Corporate Action Dept., 27th Floor	BNY Mellon Shareholder Services 480 Washington Boulevard Jersey City, NJ 07310 Attn: Corporate Action Dept., 27th Floor

By Facsimile Transmission:

(For Eligible Institutions Only)

(201) 680-4626

To Confirm Facsimile Only:

(201) 680-4860

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN THOSE SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED AND COMPLETE THE SUBSTITUTE W-9 SET FORTH BELOW (OR, IN THE CASE OF A NON-U.S. PERSON, THE APPROPRIATE TYPE OF FORM W-8). THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

METROMEDIA INTERNATIONAL GROUP, INC. (THE “COMPANY”) LETTER OF TRANSMITTAL

(LETTER OF TRANSMITTAL TO TENDER SHARES OF Metromedia International Group, Inc.).
Pursuant to the Offer to Purchase, dated July 18, 2007, CaucusCom Mergerco Corp. has offered to purchase all of the outstanding shares of the Company’s common stock. The offer expires on August 14, 2007. See Instructions on the reverse side.

I/we the undersigned, surrender to you for tendering the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, and/or the registered holder(s) of the shares of the Company stock represented by the enclosed, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Œ

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Stockholder	Date	Daytime Telephone #

X

Signature of Stockholder	Date	Daytime Telephone #
 SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed
above is INCORRECT OR if the space is BLANK write in the	’
CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

PLACE AN IN ONE TENDER BOX ONLY

Ž	Tender All

	Partial Tender		˜
		WHOLE SHARES		FRACTIONS

Certified
Certificate(s)
Number
If you cannot produce some or all of your Company stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

	AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY	Taxpayer ID or Social Security Number
     THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.
TOTAL SHARES LOST
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Metromedia International Group, Inc., CaucusCom Mergerco Corp., etc., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)

	(Deponent) (Indemnitor) (Heirs Individually)		Month Day Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation
The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
•	Enter number of share(s) lost _____________________________X (Cash Rate) $1.80 = $______________________ share value
•

If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
•	The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X (1%) or (.01) = …....................... $__________________ Surety Premium
3. Add the service fee based on the share value fee guide noted below ................................................................................................. $__________________ Service Fee
•	If the share value is less than or equal to $250.00, the Service Fee = $50.00
•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
•	If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3)….......................................................................................................................................................
         $__________________ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

‘			’
Special Transfer Instructions			Special Mailing Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.		Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the under-signed or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address	(Number and Street)	(Name of Guarantor - Please Print)	Address	(Number and Street)

(City, State & Zip Code)		(Address of Guarantor Firm)

(Tax Identification or Social Security Number)			(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

Œ

Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.



PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

Ž	If you are tendering all your shares for cash, please check this box only.

	If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.



If you cannot produce some or all of your Metromedia stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

‘	If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-888-823-4441 (Toll Free)
From outside the U.S.:
1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3448	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

Ladies and Gentlemen:

The undersigned hereby tenders to CaucusCom Mergerco Corp. (“Purchaser”), a Delaware corporation, and a wholly owned subsidiary of CaucusCom Ventures L.P. (“Parent”), a British Virgin Islands limited partnership, the shares of common stock, par value $0.01 per share (the “Common Shares”), of Metromedia International Group, Inc. (the “Company”), a Delaware corporation, pursuant to the Purchaser’s offer to purchase all of the issued and outstanding Common Shares at $1.80 per share (the “Purchase Price”), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 18, 2007 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as each may be amended or supplemented from time to time, constitute the “Offer”). The “Expiration Date” of the Offer is 12:00 Midnight, New York City time, on August 14, 2007, unless the initial period of the Offer is extended, in which case “Expiration Date” shall mean such subsequent time and date to which the expiration of the Offer is extended.

Subject to, and effective upon, acceptance for payment of the Common Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all the Common Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Common Shares or other securities or rights issued or issuable in respect of such Common Shares on or after the Expiration Date) and irrevocably constitutes and appoints the Depositary the true and lawful attorney-in-fact and proxy of the undersigned with respect to such Common Shares and any such dividends, distributions, other Common Shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates for such Common Shares (and any such other dividends, distributions, other Common Shares or securities or rights) or transfer ownership of such Common Shares (and any such other dividends, distributions, other Common Shares or securities or rights), together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of, the Purchaser, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (ii) present such Common Shares (and any such other dividends, distributions, other Common Shares or securities or rights) for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares (and any such other dividends, distributions, other Common Shares or securities or rights), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints the Board of Directors of Purchaser as such stockholder’s attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such stockholder’s rights with respect to (i) the Common Shares tendered by such stockholder and accepted for payment by Purchaser and (ii) any and all non-cash dividends, distributions, rights or other securities issued or issuable on or after the date of this Offer to Purchase in respect of such tendered and accepted Common Shares. All such proxies shall be considered coupled with an interest in the tendered Common Shares. This appointment will be effective if, when and only to the extent that Purchaser accepts such Common Shares for payment pursuant to the Offer. Upon such acceptance for payment, all prior proxies given by such stockholder with respect to such Common Shares and other securities will, without further action, be revoked, and no subsequent proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective).

The undersigned hereby represents and warrants that:  (i) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Comon Shares (and any and all dividends, distributions, other Common Shares or other securities or rights issued or issuable in respect of such Common Shares on or after the Expiration Date); (b) when and to the extent Purchaser accepts the Common Shares for purchase, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Common Shares (and any and all dividends, distributions, other Common Shares or securities or rights issued or issuable in respect of such Common Shares on or after the Expiration Date); and (d) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Notwithstanding anything to the contrary herein, Common Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 4, “Withdrawal Rights,” of the Offer to Purchase. After the Expiration Date, tenders made pursuant to the Offer will be irrevocable except as provided in the Offer to Purchase.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.      Signature Guarantees. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this document, includes any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Common Shares) of Common Shares tendered herewith and such registered holder has not completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (ii) the Common Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”). In all other case, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

2.     Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used only (i) if certificates are to be forwarded herewith, or (b) if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase. The share certificates representing tendered Common Shares or timely confirmation of a book-entry transfer of such Common Shares in the Depositary’s account at the Book-Entry Transfer Facility, together, in each case, with this Letter of Transmittal (or a manually signed facsimile), a properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to 12:00 Midnight New York City time on the Expiration Date. Stockholders whose certificates are not immediately available or who cannot deliver the share certificates and all other required documents to the Depositary prior to 12:00 Midnight, New York City time on the Expiration Date, or stockholders who cannot complete the procedures for book-entry transfer a timely basis, may tender their Common Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, which must be received by the Depositary prior to the Expiration Date, and by otherwise complying with the guaranteed delivery procedures set forth in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase. Pursuant to such procedures, the share certificates or confirmation of book-entry transfer, as the case may be, representing all tendered Common Shares, in proper form for transfer, together with this Letter of Transmittal (or a manually signed facsimile), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase) in lieu of the Letter of Transmittal), and any other documents required by this Letter of Transmittal, must be received by the Depositary within three trading day after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase.

THE METHOD OF DELIVERY OF COMMON SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND SOLE RISK OF THE TENDERING STOCKHOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, RECEIPT OF A BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. THE STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of Common Shares.

3.     Mutilated, Lost, Stolen or Destroyed Certificates. Any holder of a certificate(s) which represented Common Shares whose certificate(s) has been mutilated, lost, stolen, or destroyed should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact the Depositary or the Company immediately. The Depositary will provide such holder with all necessary forms and instructions to replace any mutilated, lost, stolen or destroyed certificates. The holder may also be required to give the Company a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen, or destroyed. However, there can be no assurances that such mutilated, lost, stolen or destroyed certificates will be replaced prior to the expiration date of the Offer.

4.     Inadequate Space. If the space provided is inadequate, the certificate numbers and/or number of Common Shares should be listed on a separate signed schedule attached hereto.

5.      Partial Tenders and Unpurchased Common Shares. (Not applicable to shareholders who tender by book-entry transfer.) If fewer than all the Common Shares evidenced by any certificate submitted are to be tendered, fill in the number of Common Shares that are to be tendered in the column entitled “Number of Common Shares Tendered.” In such case, a new certificate for the remainder of the Common Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in the “Special Payment Instructions” or “Special Delivery Instructions” boxes in this Letter of Transmittal, as soon as practicable after the Expiration Date. All Common Shares represented by certificates listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

6.	Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a)    If this Letter of Transmittal is signed by the registered holder(s) of the Common Shares tendered hereby, the signature(s) must correspond exactly with the name(s) on the face of the certificates.

(b)    If any of the tendered Common Shares are held of record by two or more joint holders, ALL such holders must sign this Letter of Transmittal.

(c)    If any tendered Common Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many Letters of Transmittal as there are different registrations of certificates.

(d)    If this Letter of Transmittal is signed by the registered holder(s) of the Common Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made, or the certificates for Common Shares not tendered or purchased are to be issued, to a person other than the registered holder(s), in which case the endorsements or signatures on the stock powers, as the case may be, must be signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

(e)    If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Purchaser of their authority to so act.

(f)    If this Letter of Transmittal is signed by a person(s) other than the registered holder(s) of the certificates listed and transmitted hereby, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear on the certificates. Signatures on such certificates of stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

7.      Stock Transfer Taxes. Except as set forth in this Instruction 7, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and Purchaser will pay all stock transfer taxes, if any, with respect to the transfer and sale of Common Shares to it pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer to Purchase, if any) if Common Shares not tendered or not purchased are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person (s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

8.      Special Payment and Delivery Instructions. If certificates for Common Shares not tendered or not purchased are to be issued in the name of a person other than the person signing this Letter of Transmittal or if such certificates are to be sent to someone other than the person signing this Letter of Transmittal or to the person signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed. Shareholders tendering Common Shares by book-entry transfer may request that Common Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions.” If no such instructions are given, any such Common Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

9.     Determinations of Validity. All questions as to the form of documents and validity, eligibility (including time of receipt) and acceptance for payment of any tender of Common Shares will be determined by Purchaser, in its sole discretion, whose determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of or payment for which may, in the opinion of Purchaser’s counsel, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in any tender of Common Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of other stockholders without any effect on the rights of such other stockholders. Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Common Shares will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. None of Parent, Purchaser or any of its affiliates or assigns, if any, the Depositary, the Information Agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

10.   Requests for Assistance and Additional Copies. Requests for assistance should be directed to, and additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Information Agent at the address set forth at the end of this Letter of Transmittal, or from your broker, dealer, commercial bank, trust company, or other nominee. The Information Agent will also provide shareholders, upon request, with a Certificate of Foreign Status (Form W-8 or other appropriate type of Form W-8).

11.   Backup Withholding. Unless an exemption applies or a stockholder is claiming to be an exempt recipient on the basis of foreign status, the requirements for which are described below, each stockholder that desires to participate in the Offer and that has not previously submitted to Purchaser a correct, completed and signed Form W-9 must provide the Depositary with the shareholder’s taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the shareholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding. Certain shareholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a shareholder that has not previously submitted to the Purchaser the appropriate type of Form W-8 must submit a properly executed Certificate of Foreign Status (Form W-8BEN or other appropriate type of Form W-8 along with any required attachment, if any), signed under penalties of perjury, attesting to that person’s exempt status. A Form W-8BEN or other appropriate type of Form W-8 may be obtained from the Depositary or Information Agent. Generally, a foreign person will be able to avoid backup withholding with respect to payments that are considered made in exchange for tendered Common Shares only if such person (a) is neither a citizen nor a resident of the United States, (b) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (c) is not and reasonably expects not be engaged in a trade or business within the United States to which the gain on the sale of the Common Shares would be effectively connected or, if an income tax treaty applies and so provides, the gain on the sale is not attributable to a U.S. permanent establishment maintained by such person. If backup withholding applies, the Depositary is required to withhold 28% of any payment made to the shareholder with respect to shares purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of persons subject to backup withholding provided that the required information is given to the Internal Revenue Service. If backup withholding results in an overpayment of the tax, a refund generally may be obtained by the shareholder upon filing an income tax return with the Internal Revenue Service.

A STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISER AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

Stockholders are required to give the Depositary the taxpayer identification number of the record owner of the Common Shares. If the Common Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on IRS Form W-9.

12.   Substitute Form W-9. Under the federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. For further information concerning backup withholding see “IMPORTANT TAX INFORMATION” BELOW.

Failure to complete the Substitute Form W-9 will not, by itself, cause Common Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Offer.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

IMPORTANT:  THIS LETTER OF TRANSMITTAL (OR MANUALLY SIGNED FACSIMILE HEREOF), PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES AND SHARE CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

IMPORTANT TAX INFORMATION

Under the federal income tax law, a stockholder whose tendered Common Shares are accepted for payment is required by law to provide the Depositary (as payer) with such stockholder’s correct TIN on Substitute Form W-9 below. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and payments that are made to such stockholder with respect to Common Shares purchased pursuant to the Offer may be subject to backup withholding.

Certain stockholders (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. In order for a foreign stockholder to qualify as an exempt recipient, such stockholder must submit the appropriate IRS Form W-8, signed under penalties of perjury, attesting to such individual’s foreign status. Each IRS Form W-8 is available on the IRS website (www.irs.gov) or can be obtained from the Depositary.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Common Shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a United States stockholder with respect to Common Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder’s correct TIN by completing the form below certifying (i) that the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN) and (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding.

What Number to Give the Depositary

United States stockholders are required to give the Depositary the social security number or employer identification number of the record holder of the Common Shares tendered hereby. If the Common Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should check the “Awaiting TIN” box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the “Awaiting TIN” box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% of all payments of the purchase price to such stockholder until a TIN is provided to the Depositary. Such amounts will be refunded to such surrendering stockholder if a TIN is provided to the Depositary within 60 days.